Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288885) of USA Rare Earth, Inc. of our report dated May 12, 2026 relating to the financial statements of SVRE Holdings Ltd., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Goiânia, Goiás

May 13, 2026